[FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”), OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE, BY ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT WITHIN THE PERIOD SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (CURRENTLY TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY OTHER THAN WITH RESPECT TO AFFILIATES) (A) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (I) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (V) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER OR (B) ENGAGE IN HEDGING TRANSACTIONS WITH RESPECT TO THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(A)(V) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

FUSHI INTERNATIONAL, INC.

3.0% GUARANTEED SENIOR SECURED CONVERTIBLE NOTES DUE 2012

ISIN: XS0280736314
Common Code: 028073631

No. 1 $20,000,000

FUSHI INTERNATIONAL, INC., a corporation duly organized and validly existing under the laws of the State of Nevada (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to The Bank of New York, a New York banking corporation, or its registered assigns at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, (i) the Repurchase Amount as set forth on Schedule I hereto on January 24, 2012, (ii) interest, semi-annually on January 24 and July 24 of each year, commencing July 24, 2007 on the outstanding principal sum of the Note at said office or agency, in like coin or currency, at the rate per annum of 3.0%, from and including January 25, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to, but excluding the following Interest Payment Date, (iii) Additional Interest of 3.0% per annum if no Qualifying IPO has occurred on or before July 24, 2008 such interest accruing from and including such date (or, if Interest has been paid since such date, from and including the most recent interest payment date thereafter) to but excluding each date of payment thereof, (iv) Additional Amounts upon the occurrence of any events, in the amounts and at the times specified in the definition of “Additional Amounts” in Section 1.01 of the Indenture, and (v) interest on overdue principal and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate borne by the Notes, including Additional Interest, if any, at the rate of 5% per annum.

Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any January 24 or July 24 will be paid to the Person entitled thereto as it appears in the Security Register at the close of business on the record date, which shall be the January 10 or July 10 (whether or not a Business Day) next preceding such January 24 or July 24, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (provided that the holder of Notes with an aggregate principal amount in excess of $1,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Common Depositary or its nominee.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

FUSHI INTERNATIONAL, INC.

By: __________________
Name:
Title:

Attest:

By: __________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

THE BANK OF NEW YORK,
a New York banking corporation,
as Trustee

By: ________________________
Authorized Signatory

or

By: ________________________
As Authenticating Agent
(if different from Trustee)

By: ________________________
Authorized Signatory

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated January 25, 2007 (the “Indenture”), among Fushi International, Inc., as issuer (the “Company”), the Guarantors listed on the signature pages thereto and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption, repurchase or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and the due and punctual performance of all other obligations of the Company to the holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 9 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Section 9.05 of the Indenture. Each holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

FUSHI HOLDINGS, INC.

By:__________________________
      Name:
      Title:

(REVERSE OF NOTE)

FUSHI INTERNATIONAL, INC.

3.0% GUARANTEED SENIOR SECURED CONVERTIBLE NOTE DUE 2012

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.0% Guaranteed Senior Secured Convertible Notes due 2012 (herein called the “Notes”), in an initial aggregate principal amount of $20,000,000, issued and to be issued under and pursuant to an Indenture dated January 25, 2007 (herein called the “Indenture”), between the Company and The Bank of New York, a New York banking corporation, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

In case an Event of Default shall have occurred and be continuing, the principal of and accrued and unpaid Interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note, (ii) reduce the rate or extend the time of payment of Interest thereon, (iii) reduce the principal amount thereof or reduce any amount payable upon redemption or repurchase thereof, (iv) change the obligation of the Company to repurchase any Note at the option of a Noteholder on a Repurchase Date in a manner adverse to the holders of Notes, (v) change the obligation of the Company to repurchase any Note upon the happening of a Designated Event in a manner adverse to the holders of Notes, (vi) impair the right of any Noteholder to institute suit for the payment thereof, (vii) make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Notes, (viii) impair the right to convert the Notes into Common Stock or reduce the number of shares of Common Stock or any other property receivable by a Noteholder upon conversion subject to the terms set forth in the Indenture, including Section 14.05 thereof, in each case, without the consent of the holder of each Note so affected, (ix) modify any of the provisions of Section 8.02 or Section 6.07 thereof, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note so affected, (x) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02 thereof, (xi) reduce the quorum or voting requirements set forth in Article 13, (xii) subordinate the Notes or any Guarantee to any other obligation of the Company or the applicable Guarantor, (xiii) release the security interest granted in favor of the holders of the Notes in the Collateral other than pursuant to the terms of the Security Documents, (xiv) release any other security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest, (xv) reduce the amount payable as Additional Amounts, (xvi) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer, (xvii) at any time after the Company is obligated to make an Asset Sale Offer with the Excess Proceeds from Asset Sales, change the time at which such Asset Sale Offer must be made or at which the Notes must be repurchased pursuant thereto, (xviii) make any change in any Guarantee that would adversely affect the holders or (xix) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest on, or the principal of, any of the Notes, (B) a failure by the Company to convert any Notes into Common Stock of the Company, (C) a default in the payment of the purchase price pursuant to Section 3.02 of the Indenture, (D) a default in the payment of the repurchase price pursuant to Section 3.03 of the Indenture, or (E) a default in respect of a covenant or provisions of the Indenture which under Article 10 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $100,000 principal amount and any multiple of $100,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Notes are not subject to redemption through the operation of any sinking fund.

If a Designated Event occurs at any time prior to maturity of the Notes, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Notes held by such holder, on a date specified by the Company that is thirty (30) days after notice thereof at a cash “Repurchase Amount” of the Redemption Price plus any accrued and unpaid Interest on such Note (including post-petition interest in any proceeding under any Bankruptcy Law) and interest accrued on overdue principal (and, to the extent lawful, on overdue installments of interest) and premium, if any, at a rate that is 5% per annum in excess of the rate of Interest then in effect, where “Redemption Price” means the amount calculated in accordance with the following formula, rounded (if necessary) to two decimal places with 0.005 being rounded upwards:

Redemption Price = I x (1 + r/2)d/180

Where:
I	=	Issue price (100% of principal amount) of the Notes;
r	=	15.0% expressed as a decimal; and
d	=
number of days from and including the Issue Date to but excluding, the date for redemption or repurchase, calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and in the case of an incomplete month, the actual number of days elapsed.

provided that if the repurchase date falls after a record date and on or prior the corresponding interest payment date, then accrued and unpaid Interest to, but excluding, the Designated Event Repurchase Date shall be paid on such interest payment date to the holders of record of such Notes on the applicable record date instead of to the holders surrendering such Notes for repurchase on such date. The Notes will be subject to repurchase in multiples of $100,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the 15th day after the occurrence of such Designated Event. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Designated Event Repurchase Notice” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date, and shall deliver the Notes to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Notes held by such holder on January 24, 2010 in whole multiples of $100,000 at the cash Repurchase Amount. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Repurchase Notice” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the date that is two Business Days prior to the Repurchase Date, and shall deliver the Notes to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

Holders have the right to withdraw any Designated Event Repurchase Notice or the Repurchase Notice, as the case may be, by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date or the Repurchase Date, as the case may be, all as provided in the Indenture.

If money or cash, sufficient to pay the repurchase price of all Notes or portions thereof to be purchased as of the Designated Event Repurchase Date or the Repurchase Date, as the case may be, is deposited with the Trustee (or other paying agent appointed by the Company), on the Designated Event Repurchase Date or the Repurchase Date, as the case may be, interest will cease to accrue on such Notes (or portions thereof) immediately after such Repurchase Date, and the holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Note.

Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the final maturity date of the Notes, the holder hereof has the right, at its option, to convert each $100,000 principal amount of the Notes into 14,285 shares of the Company’s Common Stock (a conversion price of approximately $7.00 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “Conversion Notice” on the reverse thereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company will notify the holder thereof in writing of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a redemption date that is after a record date and prior to the next interest payment date, (2) if the Company has specified a Designated Event Repurchase Date that is during such period or (3) to the extent of any overdue Interest, if any overdue interest exists at the time of conversion with respect to such Note.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

If there is a Change of Control, the Company shall be required to offer to purchase on the Purchase Date all outstanding Notes in cash at the Repurchase Amount. Holders of Notes that are subject to an offer to purchase will receive a Change of Control offer from the Company prior to any related Purchase Date and may elect to have such Notes or portions thereof in authorized denominations purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

A Note in respect of which a holder is exercising its right to require repurchase upon a Change of Control, Designated Event or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Security Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

For purposes of sections 1272, 1273 and 1275 of the Internal Revenue Code of 1986, as amended, this Note is being issued with Tax Original Issue Discount and the issue date of this Note is January 25, 2007.

This Note shall be governed by and construed in accordance with the laws of New York.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-	Custodian
TEN ENT	-	as tenant by the entireties	(Cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship under Uniform Gifts to Minors Act and not as tenants in common

__________________________________
(State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO: FUSHI INTERNATIONAL, INC.

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $100,000 or a multiple thereof) below designated, into shares of Common Stock of Fushi International, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, including additional interest, if any, accompanies this Note.

Dated:

Signature(s)
Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP.

Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

__________________________
(Name)

__________________________
(Street Address)

__________________________
(City, State and Zip Code)

__________________________

Please print name and address

Principal amount to be converted
(if less than all):

$_________________________

Social Security or Other Taxpayer
Identification Number:

__________________________

REPURCHASE NOTICE

TO: FUSHI INTERNATIONAL, INC.

The undersigned registered owner of this Note hereby requests and instructs Fushi International, Inc. (the “Company”) to repurchase the entire principal amount of this Note, or the portion thereof (which is $100,000 or an integral multiple thereof) below designated, in accordance with the terms of the Notes and the Indenture at a price equal to the Repurchase Amount, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

$  ___________ principal amount of the Notes to which this Repurchase Notice relates (if less than entire principal amount)

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

PURCHASE NOTICE

TO: FUSHI INTERNATIONAL, INC.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Fushi International, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes upon the occurrence of either an Asset Sale Offer, a Change of Control Offer or a Designated Event Offer and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $100,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indentureat the price of:-

(i)
100% of the principal amount thereof, together with accrued and unpaid Interest thereon (including post-petition interest in any proceeding under any Bankruptcy Law), interest accrued on overdue principal (and, to the extent lawful, on overdue installments of interest) and premium, if any, at a rate that is 5% per annum in excess of the rate of Interest then in effect to but excluding the Purchase Date, in the case of an Asset Sale Offer, and

(ii)	the Repurchase Amount, to the registered holder hereof, in case of a Change of Control Offer or Designated Event Offer.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Indenture.

$_______________ principal amount of the Notes to which this Purchase Notice relates (if less than entire principal amount) pursuant to 4.12, 4.17 or 4.26 of the Indenture, check the box below:

 ☐     Section 4.12    Purchase Date:_______________

☐     Section 4.17

☐     Section 4.26

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint______________________________________________________________
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
______________________________________________________________________

Date: ______________
Your Signature:_________________________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

Schedule I

FUSHI INTERNATIONAL, INC.

3.0% Guaranteed Senior Secured Convertible Notes due 2012

No. 1

The original Principal Amount of this Note is TWENTY MILLION DOLLARS ($20,000,000). The Company will pay the Repurchase Amount as defined below.

“Repurchase Amount” means, with respect to any Note, the Redemption Price plus any accrued and unpaid Interest on such Note (including post-petition interest in any proceeding under any Bankruptcy Law) and interest accrued on overdue principal (and, to the extent lawful, on overdue installments of interest) and premium, if any, at a rate that is 5% per annum in excess of the rate of Interest then in effect.

“Redemption Price” means the amount calculated in accordance with the following formula, rounded (if necessary) to two decimal places with 0.005 being rounded upwards:

Redemption Price = I x (1 + r/2)d/180
Where:
I	=	Issue price (100% of Principal Amount) of the Notes;
r	=	15.0% expressed as a decimal; and
d	=
number of days from and including the Issue Date to but excluding, the date for redemption, calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and in the case of an incomplete month, the actual number of days elapsed.

For purposes thereof, the Principal Amount has been adjusted in accordance with the terms of the Indenture as set forth below:

Date

Principal Amount

Notation Explaining Principal

Amount Recorded

Authorized Signature of Trustee or Custodian